Exhibit 99.1

FB Financial Corporation Completes Branch Acquisition

Adds 10 Branches to Its East Tennessee and North Georgia Footprint

Adds $598 Million in Deposits and $385 million in Loans

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 8, 2019--FB Financial Corporation (NYSE: FBK) announced today the completion, effective April 5, 2019, of the previously announced acquisition by its subsidiary, FirstBank, of the branch locations in East Tennessee and North Georgia of Atlantic Capital Bank, N.A., a wholly-owned subsidiary of Atlantic Capital Bancshares, Inc. (Nasdaq: ACBI) (collectively, “Atlantic Capital”).

After assuming $598 million in deposits and $385 million in loans with the acquisition, FirstBank, the third-largest Tennessee-headquartered bank, has approximately $5.7 billion in assets, $4.1 billion in loans held for investment and $4.8 billion in deposits on a pro forma basis as of December 31, 2018.

The acquisition adds customer relationships and additional branch locations in the Knoxville and Chattanooga markets while expanding into the nearby Dalton, Georgia market. FB Financial now operates 66 branches across its footprint and pro forma ranks 5th in Chattanooga, 6th in Knoxville and 6th in Tennessee in deposit market share, based on Federal Deposit Insurance Corporation data as of June 30, 2018.

The acquired Atlantic Capital branches are now fully operational and have either been rebranded as FirstBank branches or merged into existing FirstBank locations. Atlantic Capital customer accounts have now been fully converted to FirstBank accounts.

“This is an outstanding addition in these dynamic markets that strengthens our position as Tennessee’s premier community bank,” remarked Christopher T. Holmes, President and Chief Executive Officer of FB Financial. “We are thrilled to welcome Atlantic Capital’s customers and associates to the FirstBank family and look forward to serving you. We appreciate the efforts that our friends at Atlantic Capital have made throughout this process, and I expect the integration to be a smooth one as we focus on continuing to deliver excellent customer service.”

Keefe, Bruyette & Woods, Inc. served as financial advisor, and Waller Lansden Dortch & Davis, LLP served as legal advisor to FB Financial Corporation. Sandler O’Neill + Partners, L.P. and Banks Street Partners, LLC served as financial advisors, and Womble Bond Dickinson (US) LLP served as legal advisor to Atlantic Capital Bancshares, Inc.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 66 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $5.7 billion in assets.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements in some cases through FB Financial’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the proposed acquisition, including the timing, anticipated benefits and financial impact thereof, and the outlook for FB Financial’s future business and financial performance.

These forward-looking statements include, without limitation, statements relating to the anticipated benefits and financial impact of the acquisition by the Bank of the acquired Atlantic Capital branches, including acceptance by the customers of the acquired Atlantic Capital branches FB Financial’s products and services, the opportunities to enhance market share in certain markets, market acceptance of FB Financial generally in new markets, expectations regarding future investment in the acquired Atlantic Capital branches’ markets and the integration of the acquired Atlantic Capital branches’ operations. Forward-looking statements are based on the information known to, and current beliefs and expectations of, FB Financial’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this new release including, without limitation, the possibility that any of the anticipated benefits of the acquisition will not be fully realized or will not be realized within the expected time period; the effect of the announcement of the closing of the acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); general competitive, economic, political and market conditions and fluctuations; and the other risk factors set forth in FB Financial’s December 31, 2018 Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”. Many of these factors are difficult to foresee and are beyond FB Financial’s ability to control or predict. FB Financial believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. FB Financial does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

CONTACT:
MEDIA CONTACT:
Jeanie M. Rittenberry
615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com

FINANCIAL CONTACT:
James R. Gordon
615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com